EXHIBIT 10.1

                              SEPARATION AGREEMENT

     THIS SEPARATION AGREEMENT (the "AGREEMENT") is entered into effective as of the 1st day of October 2015, (the "EFFECTIVE DATE"), by and between SOUTH BEACH SPRITIS, INC. F/K/A CME REALTY, INC., a Nevada corporation ("SBS") and KENNETH MCLEOD ("EXECUTIVE" or "MCLEOD").

                                 R E C I T A L S

     WHEREAS, McCleod serves as President, Chief Executive Officer and a Director of SBS; and

     WHEREAS, SBS and McLeod wish to terminate McLeod as an officer and Director of SBS, upon the terms and conditions set forth below.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the promises and agreements below and other good and valuable consideration, the parties agree as follows:

     1. TERMINATION. Executive hereby resigns as President, Chief Executive Officer and a Director of SBS, effective upon the execution of this Agreement.

     2. SHARES OF COMMON STOCK.

     (a) In consideration of the Release given by Executive to SBS in SECTION 3(A), Executive shall be entitled to retain 108,000 of the 50,000,000 shares of common stock of SBS registered in his name individually (the "KM SHARES"). Contemporaneously with the execution of this Agreement, Executive shall transfer, convey and assign to SBS, 24,192,000 of the KM Shares (the "CONTRIBUTED SHARES") to SBS for cancellation and in furtherance thereof, shall deliver to SBS certificates evidencing the Contributed Shares, together with stock transfer powers duly executed in blank with signature medallion guaranteed.

     (b) McLeod agrees that he will not sell, transfer, assign or convey more than 6,000 of the KM Shares per calendar month, commencing October 2015, whether by private sale, gift, public sale pursuant to Rule 144 under the Securities Act of 1933, as amended or otherwise, without the prior written consent of SBS.

     (c) McLeod agrees that he will not sell, transfer, assign or convey any of the 1,338,000 shares of common stock of SBS registered in the name of Media 7 Investments, LLC ("MEDIA 7"), of which limited liability company he is the 100% owner (the "MEDIA 7 SHARES"), in any manner, without the prior written consent of SBS. In order to secure such obligation, upon the Effective Date, McLeod shall cause to be deposited with counsel to SBS, certificates evidencing the Media 7 Shares together with stock transfer powers duly executed in blank with signature medallion guaranteed.
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     (d)  McLeod  hereby  agrees  that  the  amount  due from SBS to Media 7, as reflected on the books and records of SBS, shall be converted into "RESTRICTED" shares of common stock of SBS on the Effective Date, in the names and denominations set forth on EXHIBIT A hereto.

     (e) Contemporaneously with the execution of this Agreement, McLeod shall deliver to counsel for SBS, all of the books and records of SBS and its shareholders (the "BOOKS AND RECORDS"). McLeod hereby certifies to SBS that the Books and Records are true, complete and accurate in all respects.

     (f) The obligations of SBS to McLeod under this Agreement are specifically contingent upon his compliance with the provisions of this SECTION 3. Except as provided in this SECTION 3, McLeod hereby acknowledges and agrees that SBS has no further financial obligations to McLeod, whether accrued, contingent or otherwise.

     (g) The parties agree that except as set forth in this SECTION 3, the parties shall have no further obligations, financial or otherwise, to each other with respect to Executive's employment by SBS or his service as a Director of SBS.

     3. RELEASE. On behalf of himself, his heirs, executors, administrators, and assigns, McLeod fully releases SBS and all of its affiliated and related entities, and their respective successors, assigns, officers, directors, agents, and employees, of and from any and all potential or actual known or unknown, actions, causes of actions, claims, demands, lawsuits, judgments, debts, accounts, covenants, agreements, actions, cross-actions, liabilities, obligations, losses, damages, costs, compensation, expenses, attorneys' fees, remedies, causes of action of any nature, whether in tort or contract, or based on any wrongful or intentional act, fraud or misrepresentation, breach of duty or common law, or arising under or by virtue of any judicial decision, statute or regulation, for past, present, or future injuries, physical or mental or property or economic damage, and for all other losses and damages of any kind, including, but not limited to, the following: actual damages, all exemplary and punitive damages, all penalties of any kind, including, without limitation, any statutory or other penalties or liabilities, tax liability, damage to physical or mental health, business reputation, lost earnings, profits or good will, consequential damages, damages ensuing from loss of credit and prejudgment and post-judgment interest and costs and attorneys' fees, from the beginning of time to the execution of this Agreement, other than claims arising pursuant to this Agreement, or claims accruing after the Effective Date. This Release includes, but is not limited to, all liabilities, for the payment of any sums or accrued earnings, bonuses, severance pay, salary, accruals under any vacation, sick leave or holiday plans, any employee benefits, any employment related charge, claim or lawsuit under any federal, state, or local law, including but not limited to claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, as amended by the Older Workers' Benefit Protection Rights, the Americans With Disabilities Act, the Worker Adjustment Retraining and Notification Act, the Family and Medical Leave Act of 1993, and any tort, contract, quasi-contract claims, and attorneys' fees.

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     4.  NON-DISPARAGEMENT.  Neither  party,  including  in the case of SBS, its officers, directors, employees and consultants, will not disparage, portray in a negative light, or make any statement which could be construed as defamatory to the other party or injurious to its reputation.

     5. ENFORCEMENT. In the event of a breach or threatened breach of SECTIONS 3 or 4 of this Agreement by a party or any of his or its affiliates, the non-breaching party may enforce such sections by obtaining an injunction to restrain the violation. Injunctive relief shall be in addition to, and not in lieu of, any other remedies or damages available at law or in equity, including the recovery of compensatory and punitive damages from the breaching party.

     6. ENTIRE AGREEMENT/MODIFICATION. This Agreement constitutes the entire agreement between the parties relating to the termination of the Employment Agreement and supersedes any and all prior agreements or oral representations by either party related thereto. This Agreement shall not be changed, modified or amended in any respect except by a written instrument signed by the parties hereto.

     7. CONFIDENTIALITY. The parties agree to keep the terms and conditions of this Agreement confidential. The parties shall not disclose any information concerning this Agreement to any person, except attorneys, accountants, tax advisors or spouse, or as may be required by law. The parties further agree that prior to making any such disclosure; they shall advise the person to whom disclosure is made of the confidential nature of this Agreement.

     8. CHOICE OF LAW AND INVALID PROVISIONS. This Agreement is made and delivered in, and shall be governed by, and construed in accordance with, the applicable laws of the State of Florida and if any term or part of this Agreement shall be determined to be invalid, illegal or unenforceable, in whole or in part, the validity of the remaining part of such term or the validity of any other term of this Agreement shall not in any way be affected. If any invalidity or unenforceability is caused by the length of any period of time or the size of any area set forth in any part of this Agreement, the period of time or area, or both, shall be considered to be reduced to a period or area that would cure the invalidity or unenforceability.

     9. BINDING EFFECT/ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties thereto, their respective heirs, legal representatives, successors and Assigns.

     10. WAIVER. A waiver by any party of any of the terms and conditions hereof shall not be construed as a general waiver by such party and such party shall be free to reinstate any such term or condition, with or without notice to the other party.

     11. CONSTRUCTION AND ACKNOWLEDGMENT. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. All sections or paragraphs in this Agreement are for convenience only and are not deemed part of the content of this Agreement.

     12. JURISDICTION; VENUE; INCONVENIENT FORUM; JURY TRIAL; ATTORNEYS' FEES. Any suit, action or proceeding with respect to this Agreement shall be brought in the Broward County Circuit Court for the Eleventh Judicial Circuit, in and for Broward, Florida, or in the U.S. District Court for the Southern District of Florida and the parties accept the exclusive personal jurisdiction of those

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courts for the purpose of any suit, action or proceeding.  Each party waives all rights to any trial by jury in all litigation relating to or arising out of the interpretation and/or enforcement of this Agreement. In any suit, action or proceeding brought with respect to this Agreement, the prevailing party shall be entitled to recover attorneys' fees and costs at both the trial and appellate levels.

     13. COUNTERPARTS. This Agreement may be executed in multiple counterparts, including by facsimile or electronic transmission, each of which shall be deemed an original and all of which shall constitute a single agreement.


                            (SIGNATURE PAGE FOLLOWS)

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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed as of the day and year first above written.

                                     EXECUTIVE:


                                     /s/ Kenneth McLeod
                                     -------------------------------------------
                                     Kenneth McLeod

                                     SBS:

                                     SOUTH BEACH SPIRITS, INC.


                                     By: /s/ Vincent Prince
                                         ---------------------------------------
                                         Vincent Prince, Chief Financial Officer

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
                                    EXHIBIT A

             "RESTRICTED" SHARES TO BE ISSUED FOR CONVERSION OF DEBT

          Name                                     Number of Shares
          ----                                     ----------------

Media 7 Investments, LLC                               186,000*

* Based on 52 week average share price of $0.52/share and total debt as of 9/30/2015 of $96,637.05.

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